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                                                                    Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 15, 2005 (except for Note 2, as to which the date is November 2, 2005) in Amendment No.3 to the Registration Statement (Form S-1 No. 333-127888) and related Prospectus of Dover Saddlery, Inc. for the registration of common stock.




                                                         /s/ Ernst & Young LLP
Boston, Massachusetts                                    -----------------------
November 2, 2005                                         Ernst & Young LLP